Exhibit 99.6

Handa Lab Co., Ltd. and Subsidiary

Condensed Consolidated Interim Financial Statements

(Unaudited)

As of September 30, 2025 and for the nine-month periods ended September 30, 2025 and 2024

i

Handa Lab Co., Ltd. and Subsidiary

Unaudited Condensed Consolidated Balance Sheets

(in US dollars)

	Notes	September 30, 2025	December 31, 2024
		(Unaudited)
Assets:
Cash and cash equivalents		$641,095	553,907
Trade accounts receivable	2,3	21,181	13,320
Contract assets	2	17,728	-
Non-trade account receivable	4	18,873	34,607
Non-trade account receivable (Related party)	4,15	-	68,027
Short-term financial instruments		-	204,082
Inventories	5	147,533	16,593
Prepaids and other current assets		27,706	1,914

Total current assets		874,116	892,450

Property, plant and equipment, net	6	294,420	292,793
Operating lease right-of-use assets	7	2,168	2,714
Intangible assets, net	14	84,620	94,358
Other non-current assets		20,330	16,407

Total non-current assets		401,538	406,272

Total assets		$1,275,654	1,298,722

See accompanying notes to the unaudited condensed consolidated interim financial statements.

Handa Lab Co., Ltd. and Subsidiary

Unaudited Condensed Consolidated Balance Sheets, Continued

(in US dollars)

	Notes	September 30, 2025	December 31, 2024
		(Unaudited)
Liabilities and Stockholders’ Equity
Liabilities:
Trade accounts payable		$-	1,347
Non-trade accounts payables		146,524	22,542
Contract liabilities		107,827	-
Current portion of finance lease liabilities	7	6,778	6,465
Current portion of operating lease liabilities	7	1,402	2,535
Other current liabilities		14,301	10,883

Total current liabilities		276,832	43,772

Long-term debt	8	419,341	400,000
Long-term debt (Related party)	8,15	23,784	22,687
Finance lease liabilities (non-current)	7	10,506	13,753
Operating lease liabilities (non-current)	7	766	181

Total non-current liabilities		454,397	436,621

Total liabilities		731,229	480,393

Stockholders’ equity:
Common stock, par value of KRW 5,000 (equivalent to $ 3.7) authorized 1,500,000 shares; 380,800 shares issued and outstanding as of September 30, 2025 and December 31, 2024	11	1,514,241	1,514,241
Additional paid-in capital		(3,058)	(3,058)
Accumulated deficit		(856,993)	(546,796)
Accumulated other comprehensive loss		(121,517)	(158,738)

Total equity attributable to the Company and Subsidiary		532,673	805,649

Non-controlling interest		11,752	12,680

Total equity		544,425	818,329

Total liabilities and stockholders’ equity		$1,275,654	1,298,722

See accompanying notes to the unaudited condensed consolidated interim financial statements.

Handa Lab Co., Ltd. and Subsidiary

Unaudited Condensed Consolidated Interim Statements of Operations

(in US dollars)

		Nine-month periods ended September 30,
	Notes	2025	2024

Net revenues	2	$195,937	402,055

Cost of sales		(204,374)	(311,693)
Cost of sales (Related party)	15	-	(9,875)

Total cost of sales		(204,374)	(321,568)

Gross profit		(8,437)	80,487

Other operating income		130,159	279,620

Selling, general, and administrative expenses		(436,844)	(505,873)

Operating Ioss		(315,122)	(145,766)

Other income		1,877	59
Other expense		(149)	(438)
Interest income		5,349	4,718
Interest income (Related party)	15	1,387	1,343
Interest expense		(4,467)	(4,475)

Loss before tax		(311,125)	(144,559)

Income tax expense	9	-	-

Loss for the period		$(311,125)	(144,559)

Loss attributable to:
Owners of the Company		$(310,197)	(143,197)
Non-controlling interests		(928)	(1,362)

See accompanying notes to the unaudited consolidated interim financial statements.

Handa Lab Co., Ltd. and Subsidiary

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(in US dollars)

		Nine-month periods ended September 30,
	Notes	2025	2024

Loss for the period		$(311,125)	(144,559)

Other comprehensive income (loss):
Foreign currency translation adjustments		37,221	(21,719)

Total other comprehensive income (loss)		37,221	(21,719)

Total comprehensive loss		$(273,904)	(166,278)

Total comprehensive loss attributable to:
Owners of the Company		$(272,976)	(164,916)
Non-controlling interests		(928)	(1,362)

See accompanying notes to the unaudited consolidated interim financial statements.

Handa Lab Co., Ltd. and Subsidiary

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity

(in US dollars)

	Common stock	Additional paid-in Capital	Accumulated other comprehensive loss	Accumulated deficit	Equity attributable to owners of the Company	Non-controlling interests	Total stockholders’ equity

Balances at January 1, 2024	$1,176,095	(646)	(42,337)	(397,894)	735,218	14,303	749,521
Loss for the period	-	-	-	(143,197)	(143,197)	(1,362)	(144,559)
Foreign currency translation adjustments	-	-	(21,719)	-	(21,719)	-	(21,719)
Paid-in capital increase	338,146	(658)	-	-	337,488	-	337,488

Balances at September 30, 2024	$1,514,241	(1,304)	(64,056)	(541,091)	907,790	12,941	920,731

Balances at January 1, 2025	$1,514,241	(3,058)	(158,738)	(546,796)	805,649	12,680	818,329
Loss for the period	-	-	-	(310,197)	(310,197)	(928)	(311,125)
Foreign currency translation adjustments	-	-	37,221	-	37,221	-	37,221

Balances at September 30, 2025	$1,514,241	(3,058)	(121,517)	(856,993)	532,673	11,752	544,425

See accompanying notes to the unaudited consolidated interim financial statements.

Handa Lab Co., Ltd. and Subsidiary

Unaudited Condensed Consolidated Interim Statements of Cash Flows

(in US dollars)

	Nine-month periods ended September 30,
	2025	2024

Cash flows from operating activities
Loss for the period	$(311,125)	(144,559)

Adjustments to reconcile loss for the period to net cash used in operating activities
Depreciation and amortization	14,791	7,897
Amortization of Intangible Assets	15,325	16,083
Interest expenses	4,466	4,475
Others	(1,370)	2,555
Change in operating assets and liabilities
Accounts receivable	(11,957)	160,617
Inventories	(129,162)	184,432
Other assets	(25,456)	(20,136)
Accounts payable	227,703	(269,252)
Other liabilities	2,870	(9,320)

Net cash used in operating activities	(213,915)	(67,208)

Cash flows from investing activities

Acquisitions of property, plant and equipment	(4,398)	(16,588)
Acquisition of short-term financial instruments	-	(332,631)
Proceeds from short-term financial instruments	212,346	183,317
Proceeds from government grants	9,555	7,855
Acquisition of intangible assets	(8,644)	(6,189)
Increase in leasehold deposits	(1,892)	-
Issuance of loans	-	(465,684)
Collection of loans	70,782	354,807

Net cash provided by (used in) investing activities	277,749	(275,113)

Cash flows from financing activities
Proceeds from long-term borrowings	-	221,754
Paid in capital increase	-	338,146
Payment of finance lease liabilities	(3,882)	(9,726)
Stock issuance costs	-	(658)

Net cash provided by (used in) financing activities	$(3,882)	549,516

Effect of exchange rate changes on cash and cash equivalents	27,236	(10,940)
Net increase in cash and cash equivalents	59,952	207,195
Cash and cash equivalents as of beginning of period	553,907	294,351

Cash and cash equivalents as of end of period	$641,095	490,606

See accompanying notes to the unaudited consolidated interim financial statements.

Handa Lab Co., Ltd. and Subsidiary

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

1. Summary of Significant Accounting Policies

(1)	Description of Business

Handa Lab Co., Ltd. (the “Company”) and subsidiary (collectively, the “Group”), established in 2021, specialize in the manufacture and sale of intelligent monitoring systems, machine vision and laser testing systems, data gathering systems. The Company offers a diverse range of equipment and software, tailored to meet specific customer requirements in terms of specifications, functions, standards, and delivery timelines. Handa Corporation Co., Ltd., in which the Company holds a 60% stake, was established in 2023 and specializes in the manufacture and sale of intelligent robotic systems.

(2)	Basis of Presentation

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) assuming the Group will continue as a going concern. The accounting policies applied by the Group in these consolidated interim financial statements are the same as those applied by the Group in its condensed consolidated financial statements as of and for the year ended December 31, 2024.

The unaudited condensed interim financial information does not represent complete financial statements and should be read in conjunction with the Group’s latest annual audited financial statements.

These interim results are not necessarily indicative of the results to be expected for the fiscal year ended December 31, 2025, or for any other interim period or for any other future year.

In the opinion of management, these unaudited condensed consolidated interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Group’s financial information.

(3)	Going Concern

The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, substantial doubt about the Group’s ability to continue as going concern exists.

Primarily due to a decline in sales associated with the business, the Group generated loss for the period of $311,125 and net cash outflows from operations of $213,915 for the period ended September 30, 2025. At September 30, 2025, however, the Group had a net working capital of $43,811 and cash equivalents of $641,095.

The Group is evaluating strategies to obtain the required additional funding for future operations. These strategies may include, but are not limited to, obtaining equity financing, issuing debt or entering into other financing arrangements, and restructuring of operations to grow revenues and decrease expenses. However, upon the economic environment and the Group’s current capability, the Group may be unable to access future equity or debt financing when needed. As such, there can be no assurance that the Group will be able to obtain additional liquidity when needed or under acceptable terms, if at all.

The condensed consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Group were unable to continue as a going concern.

Handa Lab Co., Ltd. and Subsidiary

Notes to the Unaudited Condensed Consolidated Interim Financial Statements, Continued

(4)	New Accounting Standards and Interpretations Not Yet Adopted

Income Statement (Topic 220) Reporting Comprehensive Income - Expense Disaggregation Disclosures

In November 2024, the FASB issued ASU 2024-03, which becomes effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The standard requires to disclose disaggregated information about certain income statement expense line items. The Group does not expect the standard to have a material effect on its financial statements and has begun evaluating disclosure presentation alternatives.

Income Taxes (Topic 740) - Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. The Group does not expect the standard to have a material effect on its financial statements.

The Group has not early adopted any of the forthcoming new or amended accounting standards in preparing these condensed consolidated interim financial statements.

2.	Significant Risks and Uncertainties Including Business and Credit Concentrations

The Group manufactures smart monitoring visual system and laser inspection systems. The specifications, functions, and delivery dates vary depending on the demand of customers. After receiving orders from customers, the Group manufactures and sell those products.

The Group’s operating segment is a single segment and compose of equipment and machine manufacturing segment, and as of the end of the reporting period, assets and liabilities of the segment is the same as the attached financial statements. The manufacturing periods vary per project, ranging from as short as one month to over a year. Sales are approximately $196 thousand in the third quarter of 2025, all of which are domestic.

Sales to a small number of major customers account for all of the Group’s total net revenue. The Group is making efforts to gain new customers by continuously expanding its sales activities. If orders from existing major customers decrease, there is a possibility of a loss of sales, which may adversely affect business results.

For the nine-month period ended September 30, 2025, the customers accounting for 10% or more of total revenue are Customer D, Customer F and Customer A, with revenues of $57,022, $31,993 and $27,363, respectively. For the nine-month period ended September 30, 2024, the customers accounted for 10% or more of Total revenue are Customer B and Customer C, with revenues of $85,301 and $80,497, respectively.

The following table disaggregates trade accounts receivable and contracts assets by major customers.

	September 30, 2025	December 31, 2024
(in US dollars)
Trade accounts receivable and contracts assets by customers
Customer A	$17,728	8,082
Customer B	21,181	-
Customer G	-	5,238

Total	$38,909	13,320

Handa Lab Co., Ltd. and Subsidiary

Notes to the Unaudited Condensed Consolidated Interim Financial Statements, Continued

3.	Trade Accounts Receivable

There was no allowance for credit losses related to trade accounts receivables recorded as of September 30, 2025 and December 31, 2024.

4.	Non-Trade Account Receivable

Non-trade account receivables consist of accrued income and refundable tax. The Group disaggregates the non-trade account receivable by type of financing receivable when assessing and monitoring risk and performance of the entire portfolio.

Non-trade account receivables are unsecured and generally have terms of less than one year, requiring payments of principal at maturity.

The amortized cost basis of non-trade account receivable, net as of September 30, 2025 and December 31, 2024, respectively, was as follows:

	September 30, 2025	December 31, 2024
(in US dollars)
Non-trade account receivable, net:
Short-term loan receivable (Related party)	$-	68,027
Other receivables	18,873	34,607

Total	$18,873	102,634

There was no allowance for credit losses related to non-trade account receivables recorded as of September 30, 2025 and December 31, 2024.

Handa Lab Co., Ltd. and Subsidiary

Notes to the Unaudited Condensed Consolidated Interim Financial Statements, Continued

5.	Inventories

Details of inventories as of September 30, 2025 and December 31, 2024 were as follows:

	September 30 2025	December 31 2024
(in US dollars)
Raw materials	$54	-
Work in process	147,479	16,593

Total	$147,533	16,593

There were no write-downs of inventories recorded for the period ended September 30, 2025 and December 31, 2024.

6.	Property, Plant and Equipment

(1)	Details of Property, plant and equipment as of September 30, 2025 and December 31, 2024 are as follows:

		Initial Cost		Carrying Amount
	Useful Lives	2025	2024	2025	2024
(in US dollars)
Land	-	$26,759	25,525	26,759	25,525
Buildings	40	247,306	235,900	226,182	220,173
Machinery and equipment (*)	5	101,891	97,191	1,034	1,226
Vehicles (*)	5	19,288	18,399	-	-
Furniture and fixtures (*)	5	86,870	78,636	2,395	22
Finance lease right of use assets	4	53,411	50,947	38,050	45,847

Total		$535,525	506,598	294,420	292,793

(*)	The government grants related to asset have been deducted from the related asset accounts.

Total depreciation for the nine-month periods ended September 30, 2025 and 2024 was $14,791 and $7,897, respectively.

(2)	As of September 30, 2025, the details of property, plant and equipment pledged as collateral were as follows:

Collateral Provided Asset	Net Carrying Value	Pledged Amount	Creditor	Relevant Debt Amount

Land	$26,759	$246,470	Hana Bank	$205,392
Buildings	226,182

Handa Lab Co., Ltd. and Subsidiary

Notes to the Unaudited Condensed Consolidated Interim Financial Statements, Continued

7.	Leases

The Group has operating leases for corporate offices and certain office equipment. Operating lease assets and liabilities are included in operating lease right-of-use assets and operating lease liabilities, respectively, on the condensed consolidated balance sheets.

Lease agreement of office space include renewal options for up to 10 years, renewable annually under the Commercial Building Lease Protection Act in Korea. Because the Group is not reasonably certain to exercise these renewal options, the options are not considered in determining the lease term, and associated potential option payments are excluded from lease payments.

The Group’s leases generally do not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contracts include fixed payments.

(1)	The components of lease expense for the nine-month periods ended September 30, 2025 and 2024 were as follows:

	September 30, 2025	September 30, 2024
(in US dollars)
Operating lease expense	$2,718	2,842
Finance lease expense:
Amortization of right of use assets	9,939	2,831
Interest on lease liabilities	1,440	637

Short-term lease expense	145	227

Total	$14,242	6,537

(2)	Amounts presented in the condensed consolidated balance sheet as of September 30, 2025 and December 31, 2024 were as follows:

	September 30, 2025	December 31, 2024
(in US dollars)
Operating Leases:
Operating lease ROU assets	$2,168	2,716

Long-term operating lease liabilities	766	182
Current portion of long-term and short-term operating lease liabilities	1,402	2,534

Total	$2,168	2,716

Finance Leases:
Finance lease ROU assets	$53,411	50,947
Accumulated amortization assets	(15,361)	(5,100)

Total	38,050	45,847

Long-term finance lease liabilities	10,506	13,753
Current portion of long-term finance lease liabilities	6,778	6,465

Total	$17,284	20,218

Handa Lab Co., Ltd. and Subsidiary

Notes to the Unaudited Condensed Consolidated Interim Financial Statements, Continued

(3)	Other information related to leases for the nine-month periods ended September 30, 2025 and 2024 was as follows:

	September 30, 2025	September 30, 2024
(in US dollars)
Cash paid for amounts included in the measurement of lease liabilities:
Cash used in operations for operating leases	$2,435	2,546
Cash used in operations for finance leases	5,322	1,634

ROU assets obtained in exchange for lease obligations:
Operating leases	$1,886	-
Finance leases	$-	19,410

Reductions to ROU assets resulting from reductions to lease obligations:
Operating leases	$(2,558)	(2,447)
Finance leases	$(9,939)	(2,831)

Weighted average remaining lease term:
Operating leases	0.10 years	1.09 years
Finance leases	2.82 years	3.42 years

Weighted average discount rate:
Operating leases	8.33%	10.20%
Finance leases	9.92%	10.45%

(4)	Maturities of lease liabilities under noncancellable leases as of September 30, 2025 are as follows:

(in US dollars) Maturities	Operating leases	Finance leases

2025	$497	1,787
2026	1,346	7,150
2027	660	7,150
2028	-	3,782

Undiscounted lease payments	428	19,869
Less: imputed interest	1,740	(2,585)

Lease liabilities	$2,168	17,284

Handa Lab Co., Ltd. and Subsidiary

Notes to the Unaudited Condensed Consolidated Interim Financial Statements, Continued

8.	Debt

(1)	Long-Term Debt

Details of the carrying amounts of long-term debt as of September 30, 2025 and December 31, 2024 were as follows:

(in US dollars) Description	Maturity Date	Interest Rate (%)	Borrowing Limit	September 30, 2025	December 31, 2024

Facility loans (*1)(*2)	May 2027	1.06 ~ 2.04	$205,391	$205,391	195,918
Working capital loans (*3)(*4)	May 2029	0.46 ~ 0.51	213,950	213,950	204,082
Loan from the Company’s CEO	Sep 2028	0	23,784	23,784	22,687

Less: current portion of long-term debt				-	-

Long-term debt				$443,125	422,687

(*1)	As of the end of the reporting period, the Group is providing its land and buildings as collateral to Hana Bank in connection with a facility loans, and the building is currently being used as the Group’s research center (See note 6).
(*2)	The Group receives a 3% interest rate subsidy provided for loans by Cheongju City Government.
(*3)	As of the end of the reporting period, the Group is provided with a payment guarantee from the Korea Technology Finance Corporation.
(*4)	The Group receives a 5.5% interest rate subsidy provided for loans by Korea Institute for Advancement of Technology.

(2)	Future principal payments for long-term debt as of September 30, 2025 are as follows:

(in US dollars) Maturities	Long-term debt

2025-2026	$-
2027	261,204
2028	135,410
2029	46,511

Total	$443,125

Handa Lab Co., Ltd. and Subsidiary

Notes to the Unaudited Condensed Consolidated Interim Financial Statements, Continued

9.	Income Taxes

The Company is subject to income taxation primarily in South Korea, and we do not expect any income tax expenses for the nine-month period ended September 30, 2025 and 2024, including tax expenses directly recorded in equity.

10.	Uncertain Tax Positions

There were no unrecognized tax benefits as of September 30, 2025 and December 31, 2024.

11.	Stockholder’s Equity

The Company has 1,500 thousand shares of authorized stock, consisting of: common stock, par value KRW 5,000 (equivalent to $ 3.70) per share, issuable. As of September 30, 2025, there were 380,800 shares of common stock outstanding. In 2024, a total of 89,000 shares were increased through a paid-in capital increase.

Common Stock

Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights, and there is no redemption or sinking fund provisions with respect to such shares.

12.	Pension (Defined Contribution Plan)

The Group has a defined contribution plan. Under this plan, the Group pays specified amounts of contributions into a separate fund. These contributions are recognized as expenses when they are paid. The expenses related to post-retirement benefit plans under the defined contribution plans for the nine-month periods ended September 30, 2025 and 2024 were as follows:

	September 30, 2025	September 30, 2024
(in US dollars)
Expense related to post-retirement benefit plans under defined contribution plans	$49,993	27,796

Handa Lab Co., Ltd. and Subsidiary

Notes to the Unaudited Condensed Consolidated Interim Financial Statements, Continued

13.	Supplemental Cash Flow Information

	September 30, 2025	September 30, 2024
(in US dollars)
Supplemental disclosure of cash flow information:
Cash receipt during the period for interest	$9,987	10,326
Cash paid during the period for interest	(4,581)	(4,425)
Income taxes paid	(51)	(1,604)

14.	Intangible Assets

(1)	Details of intangible assets as of the nine-month period ended September 30, 2025 were summarized as follows:

	Useful lives	Initial value	Accumulated Amortization	Government grants	Book value
(in US dollars)
Patents	7 years	$151,902	(56,464)	(12,216)	83,222
Software	5 years	68,591	(35,786)	(32,805)	-
Under construction		9,388	-	(7,990)	1,398

Total		$229,881	(92,250)	(53,011)	84,620

(2)	Details of intangible assets as of the year ended December 31, 2024 were summarized as follows:

	Useful lives	Initial value	Accumulated Amortization	Government grants	Book value
(in US dollars)
Patents	7 years	$144,896	(44,989)	(5,794)	94,113
Software	5 years	65,011	(24,349)	(40,662)	-
Under construction		7,866	-	(7,621)	245

Total		$217,773	(69,338)	(54,077)	94,358

Handa Lab Co., Ltd. and Subsidiary

Notes to the Unaudited Condensed Consolidated Interim Financial Statements, Continued

15.	Related Party Transactions

(1)	The Group’s list of related parties is as follows:

Relationship	Name of Related Party

Primary owners with more than 10% of shares	CLEVER Co., LTD
Korea National University of Transportation Technology Holding Co., Ltd
SANG MIN KIM(CEO)

(2)	Related party transactions between companies cost of sales and interest income, which were included in the consolidated financial statements:

		Nine-month periods ended September 30
Related parties	Transactions	2025	2024

CLEVER Co., LTD	Cost of sales	$-	9,875
	Interest income	1,387	1,343

(3)	Amounts of receivables and borrowings from related parties were as follows:

Related parties	Balances	September 30, 2025	December 31, 2024

CLEVER Co., LTD	Non-trade account receivable (Short-term loan receivable)	$-	68,027
SANG MIN KIM (CEO)	Long-term debt	23,784	22,687

(4)	Changes in the short-term loan receivable from the related party for the nine-month period ended September 30, 2025 were as follows:

	December 31, 2024	Increase	Decrease	Others	September 30, 2025
(in US dollars)
Non-trade account receivable (Short-term loan receivable)	$68,027	-	(70,782)	2,755	-

Handa Lab Co., Ltd. and Subsidiary

Notes to the Unaudited Condensed Consolidated Interim Financial Statements, Continued

(5)	Changes in the borrowings from the related party for the nine-month period ended September 30, 2025 were as follows:

	December 31, 2024	Increase	Decrease	Others	September 30, 2025
(in US dollars)
Long-term debt (Loan from the Company’s CEO)	$22,687	-	-	1,097	23,784

16.	Commitments and Contingencies

As of September 30, 2025, the Group has evaluated its commitments and contingencies and determined that no material commitments or contingencies exist.

17.	Subsequent Events

The Group has evaluated subsequent events from the balance sheet date to the date at which the unaudited condensed consolidated interim financial statements were available to be issued, and except as disclosed below, no other events requiring disclosure were identified.